EXHIBIT 99.4
FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTION
The Deal
1.	What is the rationale for the merger?

The combination of the Graphic Packaging Corporation and Altivity Packaging, LLC will create a new company with the scale, capabilities, and brand reputation to provide superior quality, service, and innovation to its customers. We expect that the new company will be one of the leaders in the consumer packaging industry, with revenues of approximately $4.4 billion across a variety of packaging solutions, a strong international presence, and approximately 15,600 employees worldwide.

2.	What’s the name of the new company?

The new company will be called Graphic Packaging Holding Company, and will trade on the New York Stock Exchange under the ticker symbol “GPK”.

3.	How is the transaction structured?

Under the terms of the transaction, Graphic Packaging will merge into a newly-formed company, with each existing share of Graphic Packaging common stock being converted into a share of common stock in the new company. The current shareholders of Altivity Packaging will contribute their equity interests in Altivity Packaging’s holding company to the new company in exchange for shares of the new company’s common stock. Graphic Packaging’s current shareholders will initially own approximately 60% of the new company’s common stock, while Altivity Packaging’s shareholders will initially own approximately 40%.

Shares of the new company, to be named Graphic Packaging Holding Company, will trade on the New York Stock Exchange under the ticker symbol “GPK.”

4.	How much of the new company will be publicly held? What is the float of the new company?

Pro forma for the transaction, affiliates of TPG and Altivity management will own approximately 40% of the new company’s common stock. The Coors family, Graphic Packaging’s largest shareholder, will own approximately 18%. CD&R and Exor will each own approximately 10% of the stock of the new company. The free float of the new company is expected to be approximately 16%.

FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTION
Closing
5.	What approvals have to be obtained prior to closing?

The transaction is subject to customary closing conditions and requires the approval of Graphic Packaging’s shareholders. Affiliates of TPG Capital, who control and are the majority owners of Altivity Packaging, have agreed to the transaction, and Graphic Packaging’s three largest shareholders, who combined control more than 60% of the Graphic Packaging’s outstanding common stock, have agreed to vote in favor of the merger.

The companies will file the appropriate documentation with the Department of Justice and Federal Trade Commission promptly and would expect to close the transaction in the fourth quarter of 2007.

6.	When will the transaction close?

We expect the transaction to close during the fourth quarter of 2007.
Financial
7.	How is this transaction being financed?

The consideration for the transaction is all stock. However, in connection with the merger, the companies will refinance certain debt facilities concurrently with the closing of the transaction. Graphic Packaging has obtained financing commitments to complete this refinancing at close.

8.	What is the financial profile of the combined company?

On a pro forma basis for 2006, the combined company would have over $4.4 billion in revenue.

The new company is expected to generate higher earnings and cash flow that will be used to accelerate debt reduction, finance ongoing investment and fund growth initiatives.

9.	What will be the pro forma ownership in the company? Who will be the owners of the new company?

Following the transaction, Graphic Packaging’s existing shareholders will own approximately 60% and the current shareholders of Altivity Packaging, affiliates of TPG Capital, will own approximately 40% of the fully diluted shares outstanding of the new company.

FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTION
10.	Who are Altivity’s major stockholders and who are Graphic Packaging’s major stockholders?

Altivity was formed by affiliates of TPG Capital, the global buyout group of TPG, a leading private investment firm founded in 1992, which has more than $30 billion of assets under management. For more information, you can visit their website at www.tpg.com.

Graphic Packaging’s major stockholders are the Coors family, Clayton, Dubilier, and Rice, and Exor.

11.	Will the merger be accretive to earnings?

The company expects the merger will be accretive to earnings per share and free cash flow, excluding one-time costs to achieve synergies, by 2008.

12.	What are the benefits to investors / lenders?

The combined company will be a leader in the global packaging marketplace, better equipped to provide outstanding quality, service, and innovation to its customers.

The new company will benefit from strong positions in multiple packaging sectors including paperboard, folding carton, multi-wall & specialty bags, flexible packaging and labels, positioning us to provide our customers greater choice, better service, higher quality and more innovative solutions for all of their packaging needs. Furthermore, this merger will expand the breadth and diversity of our combined customer bases, improve our service to key national accounts, and improve access to the regional and specialty customer segments.

As a result of the transaction, the new company expects to achieve gross merger synergies of over $90 million per year, which are expected to be fully realized by 2011 with approximately 2/3rds realized by 2009.

As a result of this enhanced market position, broader product offering and expected cost savings, the new company will generate substantial cash flow to accelerate debt reduction, enhance the company’s credit profile, improve leverage ratios, finance ongoing investment and fund growth initiatives. The transaction will be accretive to earnings per share and free cash flow, excluding one-time costs to achieve synergies, by 2008.
TPG Specific
13.	Will Altivity’s financial sponsor continue to hold shares in the company?

Affiliates of TPG Capital will retain approximately 40 percent ownership of Graphic Packaging Holding Company and be its largest shareholder.

FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTION
14.	What role will TPG play as the largest shareholder? Will they control the Board?

This transaction represents an opportunity for TPG to invest its equity in a larger, stronger company. Affiliates of TPG will own approximately 40% of the fully diluted shares of the new company, and will initially have the right to designate 5 seats on the Company’s 13-member board of directors.
Cost Savings / Synergies
15.	What is the amount of expected synergy savings and how will they be achieved?

As with any merger of two sizeable companies, there will be opportunities for synergies, some of which will come about as a result of some duplication of corporate functions. The companies forecast more than $90mm of annual gross merger synergies, of which 2/3rds are expected to be realized by 2009. These synergies are over and above the cost savings Altivity Packaging identified as a result of its merger with Field Container in 2006. Altivity management forecasts achieving stand-alone cost reductions of $50 million in 2007 and an additional $45 million of annual cost savings to be fully achieved by 2009. The stand-alone savings will result from manufacturing network optimization efforts, overhead reduction and supply-chain improvements.

These synergies will be over and above our regularly achieved productivity improvements which enable us to offset inflation.

We have also budgeted for costs we expect to incur related to the integration of IT systems and platforms.

The combined management team has the operational experience to achieve the successful integration of the businesses: four years ago, Graphic Packaging Corporation successfully integrated the Riverwood International and Graphic Packaging businesses, and in recent months, the Altivity management team successfully integrated Smurfit-Stone’s former Consumer Packaging Division with Field Container.

We believe that the combined company will provide better quality, service and innovation than ever to its customers. We have long-standing relationships with our customers and expect these relationships will continue with the new company.

FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTION
The Combined Company / Integration questions
16.	How will you be organized going forward?

The new company, Graphic Packaging Holding Company, will be a publicly traded company on the New York Stock Exchange under the symbol GPK. David W. Scheible, President and CEO of Graphic Packaging Corporation, will serve as President and CEO of the new company. George Bayly, Chairman and interim CEO of Altivity, will become a member of the new company’s board of directors. Daniel Blount, Chief Financial Officer of Graphic Packaging, will serve as CFO of the new company.

As a larger organization we anticipate the company will expand its management team. While we have not made specific determinations, we expect to form a management team for the new company from the existing management teams at both Altivity and Graphic Packaging. More details on the integration of the management teams will be provided in the coming weeks.

17.	What will the new company be called? Will either company’s name change?

The new company will be named Graphic Packaging Holding Company and will remain listed on the New York Stock Exchange under the same symbol “GPK.” Over time, all business will be transitioned to the Graphic Packaging name/identity, although great care will be taken to preserve the quality, value, service and innovation that both Altivity’s and Graphic Packaging’s customers are accustomed to.

18.	Where will the company be headquartered?

The new company’s headquarters will be in Marietta, GA, where Graphic Packaging’s corporate headquarters are today. The new company will maintain a substantial presence in the Chicago area, where Activity’s headquarters are currently located.

19.	What is the timetable for the merger?

We are announcing today that the two companies have signed a definitive merger agreement, Pending approval from Graphic Packaging’s public shareholders and government regulators, we expect to close the transaction in the fourth quarter of this year.

20.	What is the process for integrating the two companies? Who will lead the process?

A team consisting of senior representatives from both companies will develop a joint plan to merge the two organizations. The combined management team has the operational experience to achieve the successful integration of the businesses: four years ago, Graphic Packaging Corporation successfully integrated the Riverwood International and Graphic Packaging businesses, and in recent months, the Altivity management team successfully integrated Smurfit-Stone’s former Consumer Packaging Division with Field Container.

FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE PROPOSED TRANSACTION
21.	How will the combined company’s board be comprised?

The board of the new company will be comprised of 13 members including John Miller as independent (non-executive) chairman. The majority of the board members will be independent. TPG will have the right to designate 5 members to the board. CDR, Coors and Exor will each have the right to designate members to the board.

22.	Are the corporate cultures compatible?

Yes. Both companies share similar operating philosophies, including an unwavering commitment to serve our customers with innovative products and solutions.
Altivity-Specific
23.	Who is Altivity?

Altivity is a leading participant in the global packaging market formed by the merger of Smurfit-Stone’s Consumer Packaging Division and Field Container in the summer of 2006. Altivity produces coated-recycled boxboard and manufactures a variety of packaging products including folding cartons, multi-wall & specialty bags, flexible packaging, and labels for a variety of consumer and industrial customers. Altivity has won many industry awards for its innovative packaging designs and products.
Customers / Products
24.	Will you be making any special efforts to retain customers?

Above all else, we are committed to maintaining outstanding levels of quality, value, service and innovation to our customers. We are already communicating with them to discuss the advantages of the merger for them and us, and to address any questions they may have. We believe that the combined company will be well-positioned to exceed the expectations of all customers — multinational, national, regional and specialty — through the broader range of products and services that the new company can offer as a result of this transaction.

25.	What changes, if any, will customers see as a result of the transaction?

We are committed to making this transition as transparent as possible and minimizing any potential disruptions. All customers, regardless of which company they were supplied by prior to this transaction, should expect to see an increased level of customer service and a broader product offering.

26.	Who will be my primary contact person during this period?

All primary contacts will remain unchanged. The intent of both companies is to make the transition and integration seamless for all customers.
Additional Information and Where to Find It
In connection with the proposed transaction, Graphic Packaging Corporation expects that a newly-formed holding company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Graphic Packaging Corporation that also constitutes a prospectus of the newly-formed holding company. Graphic Packaging Corporation will mail the final proxy statement/prospectus to its stockholders.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by Graphic Packaging Corporation and the newly formed holding company with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing Graphic Packaging Corporation’s web site at http://www.graphicpkg.com.
Participants in the Solicitation
Graphic Packaging Corporation, its directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Graphic Packaging Corporation stockholders in respect of the proposed transaction. You can find information about Graphic Packaging Corporation’s executive officers and directors in Graphic Packaging Corporation’s Annual Report on Form 10-K filed with the SEC on March 2, 2007 and definitive Proxy Statement filed with the SEC on April 18, 2007. You can obtain free copies of these documents and of the proxy statement/prospectus (if and when it becomes available) from Graphic Packaging Corporation by contacting its investor relations department. You may also obtain free copies of these documents by accessing Graphic Packaging Corporation’s web site or the SEC’s web site at the addresses previously mentioned.
Additional information regarding the interests of such potential participants in the solicitation will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.